     As filed with the Securities and Exchange Commission on July 29, 1994
                                                   Registration No. 33-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                            SNYDER OIL CORPORATION
            (Exact name of Registrant as specified in its charter)

                 DELAWARE                                        75-2306158
         (State or other jurisdiction of                      (I.R.S. Employer
          corporation or organization)                      Identification Number)

                          777 MAIN STREET, SUITE 2500
                            FORT WORTH, TEXAS 76102
                                  817/338-4043
              (Address, including zip code, and telephone number,
                            including area code, of
                   Registrant's principal executive offices)

                             --------------------

                               PETER E. LORENZEN
                             SNYDER OIL CORPORATION
                          777 MAIN STREET, SUITE 2500
                            FORT WORTH, TEXAS 76102
                                  817/882-5905
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             --------------------

                                   Copies to:
                               THOMAS J. EDELMAN
                             SNYDER OIL CORPORATION
                         595 MADISON AVENUE, 27TH FLOOR
                            NEW YORK, NEW YORK 10022
                                  212/371-1117

                             --------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ( )
         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: (x)

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================
                                                               Proposed maximum    Proposed maximum
          Title of each class of              Amount to be      offering price         aggregate        Amount of
        securities to be registered          Registered (1)        per unit            offering        Registration
                                                                                       price (1)       fee
- -------------------------------------------------------------------------------------------------------------------
 Debt Securities                                   (2)                (3)            $250,000,000         $86,207
 Debt Warrants
 Preferred Stock (par value $.01 per
 share)
 Depositary Shares (4)
 Preferred Stock Warrants
 Common Stock (par value $.01 per share)
 Common Stock Warrants
===================================================================================================================

                                                        (Footnotes on next page)

                             --------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

 (1) In no event will the aggregate maximum offering price of all securities issued under this Registration Statement, as may be offered from time to time, exceed $250,000,000.
 (2) Subject to footnote (1), there are being registered hereunder an indeterminate number of shares of Common Stock, Preferred Stock and Depositary Shares, an indeterminate principal amount of Debt Securities and an indeterminate number of Common Stock Warrants, Preferred Stock Warrants and Debt Warrants representing rights to purchase Common Stock, Preferred Stock and Debt Securities, as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock, Preferred Stock and Depositary Shares and an indeterminate principal amount of Debt Securities as shall be issuable upon conversion or exchange of the Preferred Stock or Debt Securities issued hereunder.
 (3) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities issued hereunder.
 (4) If the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts to be issued under a Depositary Agreement will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under the Depositary Agreement.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JULY 29, 1994

                             SNYDER OIL CORPORATION

                                DEBT SECURITIES
                       PREFERRED STOCK, DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS


         Snyder Oil Corporation (the "Company") may offer from time to time (i) Debt Securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes or other unsecured evidences of indebtedness in one or more series; (ii) shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), in one or more series, and depositary shares ("Depositary Shares") representing a fractional interest in a share of Preferred Stock; (iii) shares of Common Stock, par value $.01 per share ("Common Stock"); or (iv) Warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are hereafter collectively called "Securities") at an aggregate initial offering price not to exceed US$250,000,000 at prices and on terms to be determined at the time of sale.

         All specified terms of the offering and sale of the Securities will be set forth in one or more supplements to this Prospectus ("Prospectus Supplement"), including (i) in the case of Debt Securities, the title, aggregate principal amount, whether such Debt Securities are senior or subordinate, denominations, maturity, rate, if any, of interest (which may be fixed or variable) or method of calculation thereof, and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any conversion or exchange rights, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities;
(ii) in the case of Preferred Stock and Depositary Shares, the designation, number of shares, stated value and liquidation preference per share, initial public offering price, dividend rate (or method of calculation), dates on which dividends will be payable and dates from which interest will accrue, voting rights, any redemption or sinking fund provisions, any conversion or exchange rights, whether the Company has elected to offer the Preferred Stock in the form of Depositary Shares, any listing of the Preferred Stock on a securities exchange, and any other terms in connection with the offering and sale of such Preferred Stock; (iii) in the case of Common Stock, the number of shares of Common Stock and the terms of the offering thereof; and (iv) in the case of Warrants, the number and terms thereof, the designation and the number of Securities issuable upon their exercise, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. The Senior Securities will rank equally with all other unsecured Senior Indebtedness (as defined) of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company.

         The Company's Common Stock is listed on the New York Stock Exchange (Symbol "SNY"). Any Common Stock offered will be listed, subject to notice of issuance, on such exchange. The Company also has listed on the New York Stock Exchange $4.00 Convertible Exchangeable Preferred Stock (Symbol "SNY Pr"), Depositary Shares representing a one-quarter interest in the Company's $6.00 Convertible Exchangeable Preferred Stock (Symbol "SNY Pr A") and 7% Convertible Subordinated Notes due 2001 (Symbol "SNY RA").

         The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ______________,1994

         No person is authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or in the Prospectus Supplement, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities in respect of which this Prospectus is delivered or an offer of any securities in any jurisdiction to any person where such an offer would be unlawful.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports and proxy statements can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and related exhibits. Statements contained in this Prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete. In each instance, reference is made to the copy of the contract, agreement or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in all respects by such reference. Copies of the Registration Statement may be obtained upon payment of the prescribed fees at the offices of the Commission set forth above.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
(a) Annual Report on Form 10-K for the year ended December 31, 1993, as amended and (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Snyder Oil Corporation, Attention: Investor Relations, 1625 Broadway, Suite 2200, Denver, Colorado, 303/592-8638.

                                  THE COMPANY

         Snyder Oil Corporation is engaged in the development and acquisition of oil and gas properties. In addition, the Company gathers, transports, processes and markets natural gas. The Company also participates in international exploration projects and development through wholly-owned and partially-owned subsidiaries and affiliates.

         The Company's principal executive office is located at 777 Main Street, Suite 2500, Fort Worth, Texas 76102, and its telephone number is 817/338-4043. The Company maintains administrative offices in Denver and New York and has eight field offices in Colorado, Wyoming, Texas and New Mexico.



                                USE OF PROCEEDS

         Except as otherwise described in the accompanying Prospectus Supplement, the net proceeds from any sale of Securities will be used for general corporate purposes, which may include refinancing of indebtedness, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities.



                    RATIOS OF EARNINGS TO FIXED CHARGES AND
        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the Company and its subsidiaries for the periods indicated below was:


                                            Year ended December 31,               Three Months
                                     -----------------------------------         Ended March 31,
                                     1989    1990    1991   1992    1993              1994
                                     ----    ----    ----   ----    ----        ----------------
Ratio of earnings
to fixed charges                    10.6x    2.6x    2.4x    4.5x  7.6x               7.4x

Ratio of earnings
to combined fixed charges
and preferred stock dividends       10.6x    2.6x    2.2x    2.3x  2.8x               2.4x

         For the purposes of calculating the above ratios, earnings consist primarily of income before income taxes and fixed charges. Fixed charges represent interest expense and a portion of rental expense deemed representative of the interest factor. Preferred stock dividends represent an amount equal to income, before income tax, which would be required to meet the dividends on the preferred stock.

                         DESCRIPTION OF DEBT SECURITIES


         The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate ("Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Offered Debt Securities.

         The Debt Securities will be general unsecured obligations of the Company and will constitute either senior debt securities or subordinated debt securities. Debt Securities that will be senior debt securities ("Senior Debt Securities") will be issued under an Indenture (the "Senior Indenture") between the Company and a trustee, the form of which is filed as an exhibit to the Registration Statement. Debt Securities that will be subordinated debt securities ("Subordinated Debt Securities") will be issued under an Indenture (the "Subordinated Indenture" and, collectively with the Senior Indenture, the "Indentures") between the Company and a trustee (collectively with the trustee under the Senior Indenture, the "Trustee"), the form of which is filed as an exhibit to the Registration Statement. The statements under this caption relating to the Debt Securities and the Indentures are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indentures. Wherever such terms are used herein or particular provisions of the Indentures are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Certain defined terms in the Indentures are capitalized herein. The italicized references below apply to the section numbers in each of the Indentures, unless otherwise indicated.


GENERAL

         The Indentures do not limit the aggregate principal amount of Debt Securities which can be issued thereunder and provide that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The Indentures do not limit the amount of other unsecured indebtedness or securities which may be issued by the Company.

         Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford Holders of such Debt Securities special protection in the event of a highly leveraged transaction involving the Company.

         Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (a) the title and aggregate principal amount of the Offered Debt Securities; (b) the date or dates on which the Offered Debt Securities will mature; (c) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest or the method of determining such rate or rates; (d) the date or dates from which such interest, if any, will accrue and the date or dates at which such interest, if any, will be payable; (e) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision; (f) the terms for conversion or exchange, if any, of the Offered Debt Securities; (g) the classification as Senior Debt Securities or Subordinated Debt Securities; (h) whether such Offered Debt Securities will be issued in fully registered form or in bearer form or any combination thereof;
(i) whether such Offered Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in temporary global form or permanent global form; (j) if other than U.S. dollars, the currency, currencies or currency unit or units in which such Offered Debt Securities will be denominated and in which the principal of and premium and interest, if any, on such Offered Debt Securities will be payable; (k) whether, and the terms and conditions on which, the Company or a Holder may elect that, or the other circumstances under which, payment of principal of or premium or interest, if any, on such Offered Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Offered Debt Securities are denominated; (l) information with respect to book-entry procedures, if any; and (m) any other specific terms of the Offered Debt Securities. Reference is also made to the Prospectus Supplement for information with respect to any additional covenants that may be included in the terms of the Offered Debt Securities. (Section 301)

         No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

         Offered Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Offered Debt Securities.

         If any of the Offered Debt Securities are sold for any foreign currency or currency unit or if the principal of or premium or interest, if any, on any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT

         Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under each Indenture with respect to the Debt Securities of such series issued under such Indenture: (a) failure to pay principal of or premium, if any, on any Debt Securities of such series when due; (b) failure to pay interest, if any, on any Debt Security of such series when due, continued for 30 days; (c) failure to deposit any mandatory sinking fund payment, when due, in respect of the Debt Securities of such series, continued for 60 days; (d) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in the applicable Indenture for the benefit of a series of Debt Securities other than such series), continued for 90 days after written notice as provided in the applicable Indenture; (e) certain events of bankruptcy, insolvency or reorganization; and (f) any other Event of Default as may be specified with respect to Debt Securities of such series. (Section 501) If an Event of Default with respect to any outstanding series of Debt Securities occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of such series (in the case of an Event of Default described in clause (a), (b), (c) or (f) above) or at least 25% in principal amount of all outstanding Debt Securities under the applicable Indenture (in the case of other Events of Default) may declare the principal amount of all the Debt Securities of the applicable series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the Holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) may, under certain circumstances, rescind and annul such acceleration. (Section 502) Depending on the terms of other indebtedness of the Company outstanding from time to time, an Event of Default under an Indenture may give rise to cross defaults on such other indebtedness of the Company.

         Each Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the Holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that except in the case of a default in the payment of the principal of or premium or interest, if any, on, or any sinking fund installment with respect to, any Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series; and provided further, however, that such notice shall not be given until at least 60 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of or premium or interest, if any, on, or any sinking fund installment with respect to, any Debt Securities of such series. For the purpose of this provision, "default" with respect to Debt Securities of any series means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such series. (Section 602)

         The Holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture). (Section 512) Each Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under either Indenture at the request of any of the Holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603)

         The Holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) may on behalf of the Holders of all Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture) waive any past default under the applicable Indenture, except a default in the payment of the principal of or premium or interest, if any, on any Debt Security or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected. (Section 513) The Holders of a majority in principal amount of the outstanding Debt Securities affected thereby may on behalf of the Holders of all such Debt Securities waive compliance by the Company with certain restrictive provisions of the Indentures. (Section 1009)

         The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under each Indenture and as to any default in such performance. (Section 1008)

MODIFICATION

         Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities under the applicable Indenture affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of or any installment of interest, if any, on any Debt Security, (b) reduce the principal amount of or the premium or interest, if any, on any Debt Security,
(c) change the place or currency, currencies, or currency unit or units or payment of principal of or premium or interest, if any, on any Debt Security,
(d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or (e) reduce the percentage in principal amount of outstanding Debt Securities the consent of whose Holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults. (Section 902)

         Each Indenture provides that the Company and the Trustee may, without the consent of any Holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in the applicable Indenture, provided such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the Holders of the Debt Securities in any material respect.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Company, without the consent of any Holders of outstanding Debt Securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to any Person, provided that the Person formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a corporation, partnership or trust organized under the laws of any United States jurisdiction and assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indentures, that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. Upon compliance with these provisions by a successor Person, the Company will (except in the case of a lease) be relieved of its obligations under the Indentures and the Debt Securities. (Article Eight)

DISCHARGE AND DEFEASANCE

         The Company may terminate its obligations under each Indenture, other than its obligations to pay the principal of and premium and interest, if any, on the Debt Securities of any series and certain other obligations, if it (a) irrevocably deposits or causes to be irrevocably deposited with the Trustee as trust funds money or U.S. Government Obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity of such payments or on any redemption date and (b) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series. (Section 401)

         The terms of any series of Debt Securities may also provide for legal defeasance pursuant to each Indenture. In such case, if the Company (a) irrevocably deposits or causes to be irrevocably deposited money or U.S. Government Obligations as described above, (b) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and
(c) complies with any additional conditions specified to be applicable with respect to legal defeasance of Securities of such series, then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series and the obligations of the Company under the applicable Indenture and the Debt Securities of such series to pay the principal of and premium and interest, if any, on the Debt Securities of such series shall cease, terminate and be completely discharged, and the Holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the Trustee as aforesaid, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment. (Sections 403 and 404)

         The term "U.S. Government Obligations" is defined in each Indenture as direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

         Debt Securities are issuable in definitive form as Registered Debt Securities, as Bearer Debt Securities or both. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Debt Securities will have interest coupons attached. Debt Securities are also issuable in temporary or permanent global form. (Section 301) See "Global Securities."

         Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, with respect to any series of Bearer Debt Securities, at the option of the Holder, subject to the terms of the applicable Indenture, Bearer Debt Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305)

         In connection with its sale during the restricted period (as defined below), no Bearer Debt Security (including a Debt Security in permanent global form that is either a Bearer Debt Security or exchangeable for Bearer Debt Securities) shall be mailed or otherwise delivered to any location in the United States (as defined under "--Limitations on Issuance of

Bearer Debt Securities") and a Bearer Debt Security may be delivered outside the United States in definitive form in connection with its original issuance only if prior to delivery the Person entitled to receive such Bearer Debt Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Debt Security is owned by:
(a) a Person (purchasing for its own account) who is not a United States Person (as defined under "--Limitations on Issuance of Bearer Debt Securities"); (b) a United States Person who (i) is a foreign branch of a United States financial institution purchasing for its own account or for resale or (ii) acquired such Bearer Debt Security through the foreign branch of a United States financial institution and who for purposes of the certification holds such Bearer Debt Security through such financial institution on the date of certification and, in either case, such United States financial institution certifies to the Company or the distributor selling the Bearer Debt Security within a reasonable time stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or (c) a United States or foreign financial institution for purposes of resale within the "restricted period" as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution described in clause (c) of the preceding sentence (whether or not also described in clauses (a) and (b)) must certify that it has not acquired the Bearer Debt Security for purpose of resale, directly or indirectly, to a United States Person or to a Person within the United States or its possessions. In the case of a Bearer Debt Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security or upon exchange of a portion of a temporary global Security. (Section 303) See "--Limitations on Issuance of Bearer Debt Securities" and "Global Securities."

         Debt Securities may be presented for exchange as provided above, and Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Company has appointed the Trustee as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

         In the event of any redemption in part, the Company shall not be required to (a) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on (i) if Debt Securities of the series are issuable only as Registered Debt Securities, the day of mailing of the relevant notice of redemption and (ii) if Debt Securities of the series are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Debt Securities and there is no publication, the day of mailing of the relevant notice of redemption; (b) register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Debt Security being redeemed in part; or (c) exchange any Bearer Debt Security called for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium and interest, if any, on Bearer Debt Securities will be payable, subject to any applicable laws and regulations, in the designated currency or currency unit, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States; provided, however, that the written certification described above under "-- Form, Exchange, Registration and Transfer" has been delivered prior to the first actual payment of interest. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States, nor shall any payments be made in respect of Bearer Debt Securities upon presentation to the Company or its designated Paying Agents within the United States. Notwithstanding the foregoing, payments of principal of and premium and interest, if any, on Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium and interest, if any, on Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the Person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

         Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities which are issuable solely as Registered Debt Securities, and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Debt Securities) which are issuable solely as Bearer Debt Securities, or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (a) a Paying Agent in the Borough of Manhattan, The City of New York for principal payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (b) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Debt Securities of such series are listed on the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 1002)

         All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

         In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including securities in permanent global form that are either Bearer Debt Securities or exchangeable for Bearer Debt Securities) will not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) (generally, the first 40 days after the closing date, and, with respect to unsold allotments, until sold) within the United States or to United States Persons (each as defined below) other than to an office located outside the United States of a United States financial institution (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations), purchasing for its own account or for resale or for the account of certain customers, that provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A),(B) or (C) of the Code and the United States Treasury Regulations thereunder, or to certain other Persons described in Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) of the United States Treasury Regulations. Moreover, such Bearer Debt Securities will not be delivered in connection with their sale during the restricted period within the United States. Any underwriters, agents and dealers participating in the offering of Bearer Debt Securities must covenant that they will not offer or sell during the restricted period any Bearer Debt Securities within the United States or to United States Persons (other than the persons described above) or deliver in connection with the sale of Bearer Debt Securities during the restricted period any Bearer Debt Securities within the United States and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Debt Securities are aware of the restrictions described above. No Bearer Debt Security (other than a temporary global Bearer Debt Security) will be delivered in connection with its original issuance nor will interest be paid on any Bearer Debt Security until receipt by the Company of the written certification described above under "--Form, Exchange, Registration and Transfer." Each Bearer Debt Security, other than a temporary global Bearer Debt Security, will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

         United States Holders of Bearer Debt Securities generally will not be entitled to deduct any loss sustained on Bearer Debt Securities (other than Bearer Debt Securities having a maturity of one year or less from the date of issue).

         As used herein, "United States Person" means any citizen or resident of the Untied States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia) and its possessions.

MEETINGS

         The Indentures contain provisions for convening meetings of the Holders of Debt Securities of a series. (Section 1301) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as described under "--Notices" below. (Section 1302) Except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described under "--Modification" above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described under "-- Modification" above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Subject to the proviso set forth above, any resolution passed or decision taken at any meeting of the Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (Section 1304)

NOTICES

         Except as otherwise provided in the Indentures, notices to Holders of Bearer Debt Securities will be given by publication at least twice in a daily newspaper in The City of New York and London or other capital city in Western Europe and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section
107)

THE TRUSTEE

         Each Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases and to realize on certain property received with respect to any such claims, as security or otherwise. (Section 613) The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign. (Section
608)

         The Trustee has made loans to the Company and its subsidiaries and affiliates from time to time in the ordinary course of business and at prevailing interest rates under agreements with commercial bank groups. In addition, the Trustee serves as a depositary of funds of, and performs other services for, the Company and its trustee under two other indentures pursuant to which several outstanding series of the Company's debentures have been issued.

SUBORDINATION

         The payment of the principal of and premium, if any, and interest on the Subordinated Debt Securities is, to the extent set forth in the Subordinated Indenture, subordinated in right of payment to the prior payment in full of all Senior Indebtedness, whether now outstanding or incurred in the future (Section 1301 of the Subordinated Indenture). Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, assignment for the benefit of creditors or marshalling of assets and liabilities or any bankruptcy, insolvency, receivership, liquidation, reorganization or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive any payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment (other than any payment in the form of Permitted Junior Securities) on account of the principal of or premium, if any, or interest on the Subordinated Debt Securities (Section 1302 of the Subordinated Indenture).

         No payment (other than any payment in the form of Permitted Junior Securities) on account of principal of and premium, if any, or interest on the Subordinated Debt Securities may be made if a Payment Event of Default shall have occurred and be continuing. In addition, no payment (other than any payment in the form of Permitted Junior Securities) on account of principal of or premium, if any, or interest on the Subordinated Debt Securities may be made if a Non-payment Event of Default shall have occurred and be continuing, for the period (a "Payment Blockage Period") commencing on receipt of notice of such event of default by the Trustee from holders of at least a majority in principal amount of any Designated Senior Indebtedness (or any other trustee or other representative therefor) and ending on the earlier of (i) the date such Non-payment Event of Default has been cured or waived or has ceased to exist or any acceleration of such Designated Senior Indebtedness has been rescinded or annulled or such Designated Senior Indebtedness shall have been discharged and
(ii) the date 176 days after such receipt of notice. Any number of such notices may be given; provided, however, that, during any 360-day period, the aggregate Payment Blockage Periods shall not exceed 176 days and there shall be a period of at least 184 consecutive days when no Payment Blockage Period is in effect. No default existing or continuing when a Payment Blockage Period begins may be the basis for any subsequent Payment Blockage Period unless such default has been cured for a period of at least 90 consecutive days. In the event that, notwithstanding the restrictions described in the preceding sentences, the Company makes any payment to the Trustee or a Holder of Subordinated Debt Securities prohibited by any such restriction, with such Trustee or Holder, as the case may be, knowing of such contravention before receipt thereof, then such payment will be required to be paid over and delivered forthwith to the Company to the extent necessary to pay in full all such Senior Indebtedness (Section 1302 of the Subordinated Indenture).

         The subordination rights of holders of Senior Indebtedness will not be prejudiced or impaired by any acts or failures to act by the Company or by any such holder (Section 1308 of the Subordinated Indenture). The subordination of the Subordinated Debt Securities set forth above will not prevent the occurrence of any Event of Default under the Subordinated Indenture. Furthermore, the subordination of the Subordinated Debt Securities as set forth above will not impair, as between the Company, the Holders of the Subordinated Debt Securities and creditors of the Company other than holders of Senior Indebtedness, the obligations of the Company to make payments on the Subordinated Debt Securities in accordance with their terms. In certain circumstances, as set forth in the Indenture, the Holders of Subordinated Debt Securities will be subrogated to certain rights of the holders of Senior Indebtedness upon payment in full of all Senior Indebtedness (Section 1302 of the Subordinated Indenture).

         By reason of such subordination, in the event of insolvency of the Company, the holders of Senior Indebtedness (as well as other creditors of the Company who are holders of indebtedness that is not subordinated to the Senior Indebtedness) may recover more, ratably, than the Holders of the Subordinated Debt Securities.

         The Subordinated Debt Securities will also be effectively subordinated to all liabilities, including trade payables and capitalized lease obligations, if any, of the Company's subsidiaries. Any right of the Company to receive the assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the Holders of the Subordinated Debt Securities to participate in those assets) will be subject to the prior payment of claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself a creditor of such subsidiary, in which case the claims of the Company would still be subject to the prior payment of claims secured by security interests in the assets of such subsidiary and any other indebtedness of such subsidiary senior to that held by the Company.

         If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the Prospectus Supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Company may incur.

CERTAIN DEFINITIONS

         The term "Bank Credit Facility" is defined in the Indenture as the Company's existing bank credit facility and any renewals, amendments, extensions, supplements, modifications, refinancing or replacements thereof (whether or not the principal amount outstanding thereunder shall be increased)(Section 101 of the Subordinated Indenture).


         The term "Designated Senior Indebtedness" is defined in the Subordinated Indenture as (i) all Senior Indebtedness under the Bank Credit Facility if the sum of the amounts outstanding under the Bank Credit Facility and the amounts available for borrowing thereunder is equal to or greater than $25,000,000 and (ii) all other Senior Indebtedness having an outstanding principal amount equal to or greater than $25,000,000 (provided, however, that the agreements, indentures or other instruments evidencing any Senior Indebtedness referred to in this clause (ii) specifically state that such Senior Indebtedness shall be classified as "Designated Senior Indebtedness" for purposes of the Subordinated Indenture) (Section 101 of the Subordinated Indenture).

         The term "Indebtedness," as applied to any Person, is defined in the Subordinated Indenture as all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by such Person for the repayment of money borrowed, and obligations, computed in accordance with generally accepted accounting principles, as lessee under leases that should be, in accordance with generally accepted accounting principles, treated
as capital leases.   All Indebtedness secured by a lien upon property owned by
the Company or any Subsidiary and upon which Indebtedness such Person customarily pays interest, although such Person has not assumed or become liable for the payment of such Indebtedness, shall be deemed to be Indebtedness of such Person. All Indebtedness of others guaranteed as to payment of principal by such Person or in effect guaranteed by such Person through a contingent agreement to purchase such Indebtedness shall also be deemed to be Indebtedness of such Person (Section 101 of the Subordinated Indenture).

         The term "Non-payment Event of Default" is defined in the Subordinated Indenture as any event (other than a Payment Event of Default) the occurrence of which entitles any one or more persons to accelerate the maturity of any Designated Senior Indebtedness (Section 101 of the Subordinated Indenture).

         The term "Payment Event of Default" is defined in the Subordinated Indenture as any default in the payment of principal of or premium, if any, or interest on any Designated Senior Indebtedness when due (whether at maturity, upon acceleration or otherwise) (Section 101 of the Subordinated Indenture).

         The term "Permitted Junior Securities" is defined in the Subordinated Indenture as subordinated debt securities of the Company (or any successor obligor with respect to the Senior Indebtedness) provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may be outstanding to substantially the same extent as, or to a greater extent than, the Subordinated Debt Securities are subordinated as provided in the Subordinated Indenture (Section 101 of the Subordinated Indenture).

         The term "Senior Indebtedness" is defined in the Subordinated Indenture as all obligations of the Company under the Bank Credit Facility and
(b) all other Indebtedness of the Company, whether currently outstanding or hereafter issued; provided that "Senior Indebtedness" shall not include (i) the Company's 7% Convertible Subordinated Notes due 2001, (ii) the Company's 8% Convertible Subordinated Debentures and 6% Convertible Subordinated Debentures, if and when issued, for which the Company's existing preferred stock is exchangeable, (iii) any obligation owed to a Subsidiary or an Affiliate of the Company, (iv) any obligation that by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Subordinated Debt Securities, and (v) any obligation constituting a trade account payable (Section 101 of the Subordinated Indenture).

         The term "Subsidiary" is defined in the Indenture as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency (Section
101).


                         DESCRIPTION OF PREFERRED STOCK

         The following is a description of certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock to be issued hereby will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

         The summary of terms of the Company's preferred stock (including the Preferred Stock) contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and the certificate of designations relating to each series of preferred stock, including the Preferred Stock ("Certificate of Designations"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

         The Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, par value of $.01 per share. On June 30, 1994, 2,185,005 shares of preferred stock were outstanding. Preferred stock may be issued from time to time in one or more classes or series with such rights and preferences, including voting, dividend and conversion rights and other terms, as the Board of Directors may establish without any further authorization by the stockholders.

         The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. The applicable Prospectus

Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the designation and stated value per share of such Preferred Stock and the number of shares offered; (2) the amount of liquidation preference per share; (3) the initial public offering price at which such Preferred Stock will be issued; (4) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;
(5) any redemption or sinking fund provisions; (6) any conversion or exchange rights; (7) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares"; and (8) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

GENERAL

         The Preferred Stock offered hereby will be issued in one or more series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. The applicable Prospectus Supplement will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock offered by such Prospectus Supplement.

         As described under "Description of Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

RANK

         The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereinafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Preferred Stock will be junior to all outstanding debt of the Company. The Preferred Stock will be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Company's Certification of Incorporation.

DIVIDENDS

         Holders of shares of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on the stock books of the Company (or, if applicable, on the records of the Depositary) on such record dates, not more than 60 calendar days preceding the payment dates therefor, as are determined by the Board of Directors (each of such dates, a "Record Date").

         Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement. If dividends on a series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividends for such period, whether or not dividends are declared payable on any future Dividend Payment Dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

         No full dividends shall be declared or paid or set apart for payment on preferred stock of the Company of any series ranking, as to dividends, on a parity with or junior to the series of Preferred Stock offered by the applicable Prospectus Supplement for any period unless full dividends for the immediately preceding dividend period on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon such Preferred Stock and any other preferred stock of the Company ranking on a parity as to dividends with the Preferred Stock, dividends upon shares of such Preferred Stock and dividends on such other preferred stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the shares of such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such other preferred stock, bear to each other. Unless full dividends on the series of Preferred Stock offered by the applicable Prospectus Supplement have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative)
(a) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on the Junior Stock; (b) the Company may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for Junior Stock); and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Preferred Stock or Parity Stock otherwise than pursuant to certain pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of such Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

CONVERTIBILITY

         The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock of the Company, another series of Preferred Stock, Debt Securities or other securities of the Company will be set forth in the Prospectus Supplement relating thereto.

REDEMPTION

         The terms, if any, on which shares of Preferred Stock of any series may be redeemed will be set forth in the related Prospectus Supplement.

LIQUIDATION

         Unless otherwise specified in the applicable Prospectus Supplement, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Common Stock or any other security ranking junior to the Preferred Stock on liquidation, dissolution or winding up of the Company, to receive an amount per share as set forth in the related Prospectus Supplement plus accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of Preferred stock are cumulative). If the amounts available for distribution with respect to the Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of preferred stock may include accumulated dividends) to which they are entitled. After payment of the full amount of the liquidation preferences, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

VOTING

         The Preferred Stock of a series will not be entitled to vote, except as provided below or in the applicable Prospectus

Supplement and as required by applicable law. Unless otherwise specified in the related Prospectus Supplement, at any time dividends in an amount equal to six quarterly dividend payments on the Preferred Stock shall have accrued and be unpaid, holders of the Preferred Stock will have the right to a separate class vote (together with the holders of shares of any Parity Stock upon which like voting rights have been conferred and are exercisable, "Voting Parity Stock") to elect two members of the Board of Directors at any meeting of stockholders held during the period such dividends remain in arrears. Such voting rights will terminate (and the term of office of all directors so elected will terminate) when all dividends on the Preferred Stock have been paid in full or set apart for payment. Additionally, without the affirmative vote of the holders of two-thirds of the shares of Preferred Stock then outstanding (voting separately as a class together with any Voting Parity Stock), the Company may not, either directly or indirectly or through merger or consolidation with any other corporation, (i) approve the authorization, creation or issuance, or an increase in the authorized or issued amount, of any class or series of stock ranking prior to the shares of Preferred Stock in rights and preferences, (ii) amend, alter or repeal its Certificate of Incorporation or the Certificate of Designations so as to materially and adversely change the specific terms of the Preferred Stock, or (iii) effect any reclassification of the Preferred Stock. An amendment which increases the number of authorized shares of or authorizes the creation or issuance of other classes of preferred stock ranking junior to or on a parity with the Preferred Stock with respect to the payment of dividends or distribution of assets upon liquidation, dissolution or winding up, or substitute the surviving entity in a merger, consolidation, reorganization or other business combination for the Company, shall not be considered to be such an adverse change.

         As more fully described under "Description of Depositary Shares" below, if the Company elects to issue Depositary Shares, each representing a fraction of a share of a series of the Preferred Stock, each such Depositary Share will, in effect, be entitled to vote such fraction of a vote per Depositary Share.

NO OTHER RIGHTS

         The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the related Prospectus Supplement, the Certificate of Incorporation and in the Certificate of Designations or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for each series of Preferred Stock will be described in the related Prospectus Supplement.

EXISTING PREFERRED STOCK

         In November 1991, the Company issued 1,200,000 shares of $4.00 Exchangeable Convertible Preferred Stock, 1,150,005 of which were outstanding on June 30, 1994. Holders of such stock are entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at an annual rate of $4.00 per share, payable quarterly in arrears. Upon liquidation, such holders are entitled to receive a preference of $50.00 per share, plus accrued and unpaid dividends to the payment date. Each share of such preferred stock is convertible into 5.51 shares of Common Stock at any time prior to redemption (subject to adjustment), equivalent to a conversion price of $9.07 for each share of Common Stock. The Company has the right to exchange the shares of such preferred stock for the Company's 8% convertible subordinated debentures due 2006 on any dividend payment date and, subject to certain conditions, has the right to redeem the preferred stock beginning December 31, 1994.

         In April 1993, the Company issued 1,035,000 shares (represented by 4,140,000 depositary shares) of $6.00 Convertible Exchangeable Preferred Stock, all of which were outstanding on June 30, 1994. Holders of such stock are entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at an annual rate of $6.00 per share ($1.50 per depositary share), payable quarterly in arrears. Upon liquidation, such holders are entitled to receive a preference of $100.00 per share, plus accrued and unpaid dividends to the payment date. Each share of such preferred stock is convertible into 4.762 shares of Common Stock at any time prior to redemption (subject to adjustment), equivalent to a conversion price of $21.00 for each share of Common Stock. The Company has the right to exchange the shares of such preferred stock for the Company's 6% convertible subordinated debentures due 2008 on any dividend date payment date and has the right to redeem the 6% preferred stock beginning March 31, 1996.

         The two existing classes of preferred stock rank prior to the Common Stock, and on a parity with each other, as to dividends and upon liquidation, dissolution or winding up.


                        DESCRIPTION OF DEPOSITARY SHARES

         The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which have been or will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Stock.

GENERAL

         The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a Depositary to the public of receipts for Depositary Shares, each of which will represent a fractional interest as set forth in the applicable Prospectus Supplement.

         The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

         The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

         Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

         Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

         In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

         The Deposit Agreement will also contain provisions relating to how any subscription or similar rights offered by the Company to holders of the Preferred Stock will be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

         If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary will mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

         After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of any of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

         The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed, exchanged or converted or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidations, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

         The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

         The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

         Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                          DESCRIPTION OF COMMON STOCK

COMMON STOCK

         The Company is authorized to issue 75,000,000 shares of Common Stock. On June 30, 1994, 23,568,630 shares were outstanding and 18,749,020 were reserved for future issuance. All shares of Common Stock have equal rights to participate in dividends and, in the event of liquidation, assets available for distribution to stockholders, subject to any preference established with respect to preferred stock. Each holder of Common Stock is entitled to one vote for each share held on all matters submitted to a vote of stockholders, and voting rights for the election of directors are noncumulative. Shares of Common Stock carry no conversion, preemptive or subscription rights, and are not subject to redemption. All outstanding shares of Common Stock are, and any shares of Common Stock issued upon conversion of convertible securities will be, fully paid and nonassessable. The Company pays dividends on Common Stock when, as and if declared by the Board of Directors. Dividends may be declared in the discretion of the Board of Directors from funds legally available therefore, subject to restrictions under agreements related to Company indebtedness.

FACTORS AFFECTING ACQUISITIONS OF CONTROL

         The Certificate of Incorporation, as amended, provides that the Board of Directors, in its discretion, may establish one or more classes or series of preferred stock having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of the Company.

         The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors.

DIRECTORS' LIABILITY

         The Certificate of Incorporation, as amended, also provides for the elimination of directors' liability for monetary damages for a breach of certain fiduciary duties and for the indemnification of directors, officers, employees or agents as permitted by the DGCL. These provisions cannot be amended without the affirmative vote of the holders of at least a majority in interest of the outstanding shares entitled to vote.

         The Company has entered into indemnification agreements with all directors and executive officers and may, in the future, enter into such agreements with employees and agents. Such indemnification agreements provide generally that such persons will be indemnified, to the extent permitted by applicable law, for expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which such persons are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnity under applicable law or as set forth in the Certificate of Incorporation.

         The transfer agent for the Common Stock is Society National Bank, P.
O. Box 2320, Dallas, Texas 75221-2320.


                            DESCRIPTION OF WARRANTS

         The company may issue Warrants for the purchase of Debt Securities, Preferred Stock, Depositary Shares or Common Stock. Warrants may be issued independently or together with Debt Securities, Preferred Stock, Depositary Shares or Common Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities, Preferred Stock, Depositary Shares or Common Stock. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Warrants. The Warrant agent will act solely as an agent of the Company in connection with the Warrant certificates relating to the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants. Warrant Agreements, including the forms of Warrant certificates representing the Warrants, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the forms of Warrant Agreements and

Warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant certificates.

GENERAL

         If Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Warrants, including, in the case of Warrants for the purchase of Debt Securities, the following where applicable: (i) the title and aggregate number of such Warrants and the offering price; (ii) the designation, denominations and terms of the series of Debt Securities purchasable upon exercise of such Warrants; (iii) the designation and terms of any series of Debt Securities, Preferred Stock, Depositary Shares or Common Stock with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security, Preferred Stock, Depositary Share or Common Stock; (iv) the date on and after which such Warrants and the related series of Debt Securities, Preferred Stock, Depositary Shares or Common Stock will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (vii) any special United States Federal income tax consequences; (viii) the terms, if any, on which the Company may accelerate the date by which the Warrants must be exercised; and (ix) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

         In the case of Warrants for the purchase of Preferred Stock, Depositary Shares or Common Stock, the applicable Prospectus Supplement will describe the terms of such Warrants, including the following where applicable:
(i) the title and aggregate number of such Warrants and the offering price;
(ii) the aggregate number of shares purchasable upon exercise of such Warrants, the exercise price, and in the case of Warrants for Preferred Stock or Depositary Shares, the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Warrants or underlying the Depositary Shares purchasable upon exercise of such Warrants; (iii) the designation and terms of the series of Debt Securities, Preferred Stock, Depositary Shares or Common Stock with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security, Preferred Stock, Depositary Share or Common Stock; (iv) the date on and after which such Warrants and the related series of Debt Securities, Preferred Stock, Depositary Shares or Common Stock will be transferable separately; (v) the date on which the right to exercise such Warrants shall commence and the Expiration Date; (vi) any special United States Federal income tax consequences; and (vii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

EXERCISE OF WARRANTS

         Each Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock, Depositary Shares or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

         Warrants may be exercised by delivering to the Warrant agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days, of the Warrant certificate evidencing such Warrants. Upon receipt of such payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENTS

         The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interest of the holders of the Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

         Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Warrant entitling the holder to purchase Common Stock (a "Common Stock Warrant") are subject to adjustment in certain events, including (i) payment of a dividend on the Common Stock payable in capital stock and stock splits, combinations or reclassifications of the Common Stock, (ii) issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock at less than their current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants), and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of retained earnings or dividends payable in Common Stock) or of subscription rights and warrants (excluding those referred to above). If after the distribution date fixed for purposes of distributing to holders of Common Stock any Stockholder Rights, exercising holders of any Common Stock Warrant are not entitled to receive Stockholder Rights that would otherwise be attributable (but for the date of exercise) to the shares of Common Stock received upon such exercise, then adjustment of the exercise price will be made under clause (iii) of this paragraph as if the Stockholder Rights were being distributed to holder of the Company's Common Stock. If such an adjustment is made and the Stockholder Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the number of shares of Common Stock issuable upon the exercise of such Common Stock Warrant, on an equitable basis, to take account of such event. However, the Company may elect to make provision with respect to Stockholder Rights so that each share of Common Stock issuable upon exercise of such Common Stock Warrant whether or not issued after the distribution date for such Stockholder Rights, will be accompanied by the Stockholder Rights that would otherwise be attributable (but for the date of exercise) to such shares of Common Stock, in which event the preceding two sentences will not apply.

         No adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price than in effect. Except as stated above, the exercise price of, and the number of share of Common Stock covered by, a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right or option to purchase or otherwise acquire the foregoing, in exchange for cash, other property or services.

         In the event of any (i) consolidation or merger of the Company with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value of from par value to no par value), then any holder of a Common Stock Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Common Stock Warrant the kind and amount of shares of stock or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Common Stock Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Common Stock Warrant following any such event consists of common stock of the surviving entity, then from and after the occurrence of such event, the exercise price of such Common Stock Warrant will be subject to the same antidilution and other adjustments described in the second preceding paragraph, applied as if such common stock were Common Stock.

                               GLOBAL SECURITIES
REGISTERED GLOBAL SECURITIES

         The registered Securities (including Registered Debt Securities but excluding Common Stock) of a series may be issued in whole or in part in the form of one or more fully registered global Securities ("Registered Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Registered Global Securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual registered Securities represented thereby, a Registered Global Security may not be transferred except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

         The specific terms of the depository arrangement with respect to a series of Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise specified in the Prospectus Supplement, the Company anticipates that the following provisions will apply to depository arrangements.

         Upon the issuance of a Registered Global Security, the Depository for such Registered Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Securities or by the Company if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests to Participants) and records of Participants (with respects to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interests in a Registered Global Security.

         So long as the Depository for a Registered Global Security or its nominee is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Registered Global Security for all purposes under the Indenture or applicable Warrant Agreement. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have any of the individual Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture or applicable Warrant Agreement. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depository for such Registered Global Security and, if such a person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture or applicable Warrant Agreement. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture or applicable Warrant Agreement, the Depository for such Registered Global Security would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize beneficial owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

         Payments of principal of and any premium or interest on individual Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Registered Global Security representing such Securities. None of the Company, the Trustee, the Warrant Agent, any paying agent or the registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Registered Global Security for such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that the Depository for a series of Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Registered Global Security representing any of such Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security for such Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Registered Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

         If a Depository for a series of Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Securities of such series in exchange for the Registered Global Security representing such series of Securities. In addition, the Company may, at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such series of Securities, determine not to have any Securities of such series represented by one or more Registered Global Securities and, in such event, will issue individual Securities of such series in exchange for the Registered Global Security or Securities representing such series of Securities. Individual Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof. Any Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name as the Depository shall instruct the Trustee or relevant Warrant Agent. It is expected that such instructions will be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Registered Global Security.

BEARER GLOBAL SECURITIES

         If so specified in an applicable Prospectus Supplement, all or any portion of the Securities of a series which are issuable as Bearer Debt Securities will initially be represented by one or more temporary global Bearer Debt Securities ("Bearer Global Securities"), without interest coupons, to be deposited with a common depositary in London for the Euro-clear System ("Euro-clear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary Bearer Global Security and described in an applicable Prospectus Supplement, each such temporary Bearer Global Security will be exchangeable for definitive Bearer Debt Securities, definitive Registered Debt Securities or all or a portion of a permanent Bearer Global Security, or any combination thereof, as specified in an applicable Prospectus Supplement, but, unless otherwise specified in an applicable Prospectus Supplement, only upon written certification in the form and to the effect described under "Description of Debt Securities -- Provisions Applicable to Both Senior and Subordinated Debt Securities -- Form, Exchange, Registration and Transfer." No Bearer Debt Security delivered in exchange for a portion of a temporary Bearer Global Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. The specific terms and procedures, including the specific terms of the depositary arrangement with respect to any portion of a series of Bearer Debt Securities to be represented by a Bearer Global Security will be described in the applicable Prospectus Supplement.


                              PLAN OF DISTRIBUTION

         The Company may offer Securities to or through underwriters, through agents or directly to other purchasers.

         The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

         In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act.

         Pursuant to agreements which may be entered into between the Company and any underwriters or agents named in the Prospectus Supplement, such underwriters or agents may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

         If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as agents for the Company to solicit offers by certain institutional investors to purchase Debt Securities or Preferred Stock from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but shall in all cases be subject to the approval of the Company. The obligations of the purchaser under any such contract will not be subject to any conditions except (i) the investment in the Debt Securities or Preferred Stock by the institution shall not at the time of delivery be prohibited by the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) if a portion of the Debt Securities or Preferred Stock is being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities or Preferred Stock not sold for delayed delivery. Underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

         All Debt Securities, Preferred Stock and Warrants offered will be a new issue of securities with no established trading market. Any underwriters to whom such Debt Securities, Preferred Stock and Warrants are sold by the Company for public offering and sale may make a market in such Debt Securities, Preferred Stock and Warrants, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities, Preferred Stock or Warrants.

         Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

         The specific terms and manner of sale of the Securities in respect of which this Prospectus is being delivered are set forth or summarized in the Prospectus Supplement.

                            VALIDITY OF SECURITIES

         The validity of the Securities offered will be passed upon for the Company by Peter E. Lorenzen, Vice President and General Counsel of the Company, and for the underwriters or agents, if any, by a firm named in the Prospectus Supplement relating to a particular issue of Securities. Mr. Lorenzen owns 7,000 shares, and holds options to purchase 67,800 shares, of Common Stock.


                                    EXPERTS

         The audited financial statements and financial statement schedules incorporated in this Prospectus by reference have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The information incorporated herein by reference regarding proved reserves and related future net revenues and the present value thereof is derived, as and to the extent described herein and therein, from reserve reports and reserve report audits prepared by Netherland, Sewell & Associates, Inc., independent oil and gas consultants, and, to such extent, are included and incorporated by reference in reliance upon the authority of such firm as experts with respect to the matters contained in such reports and audits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     All capitalized terms used and not defined in Part II of this Registration Statement shall have been the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Except for the SEC Registration Fee, the following itemized table sets forth estimates of those expenses payable by the Company in connection with the offer and sale or exchange of the securities offered hereby:

         SEC Registration Fee                                      $ 86,207
         Blue Sky Fees and Expenses (including legal fees)           25,000
         Printing and Engraving Expenses                            100,000
         Legal Fees and Expenses                                     75,000
         Accountants' Fees and Expenses                              75,000
         Rating Agency Fees                                         150,000
         Trustees' Fees and Expenses                                 30,000
         Miscellaneous Fees and Expenses                             15,000
                                                                   --------
                 Total                                             $556,207
                                                                   ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article Nine of the Certificate of Incorporation of the Registrant provides for mandatory indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to the Certificate of Incorporation of the Registrant, filed as an Exhibit hereto.

         The forms of the Underwriting Agreements, which will be filed as Exhibits hereto, will provide that the Underwriters will indemnify the Registrant, its directors and officers and certain other persons against liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act") with respect to information furnished in writing to the Registrant for use in this Registration Statement.

         The Registrant has entered into indemnification agreements with each of its officers and directors and may in the future enter into such indemnification agreements with its directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status or decisions or actions in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth in DGCL or the certificate of incorporation of the Registrant. Such provisions are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the certificate of incorporation and Bylaws of the Registrant.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article Ten of the Registrant's Certificate of Incorporation contains such a provision.

         The above discussion of the Registrant's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

ITEM 16.  EXHIBITS.

     1.1     --  Form of Underwriting Agreement (for equity securities).*

     1.2     --  Form of Underwriting Agreement (for debt securities).*

     4.1.1   --  Certificate of Incorporation of Registrant -- incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.1.2   --  Certificate of Amendment to Certificate of Incorporation of
                 Registrant filed February 9, 1990 -- incorporated by reference from Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.1.3   --  Certificate of Amendment to Certificate of Incorporation of
                 Registrant filed May 22, 1991 -- incorporated by reference from Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (Registration No 33-43106).

     4.1.4   --  Certificate of Amendment to Certificate of Incorporation of
                 Registrant filed May 24, 1993 -- incorporated by reference from Exhibit 3.1.5 to the Registrant's Form 10-Q for the quarter ended June 30, 1993 (File No. 1-10509).

     4.1.5   --  Certificate of Designations, Powers, Preferences and Rights of
                 the Registrant's $4.00 Convertible Exchangeable Preferred Stock -- incorporated by reference from Exhibit 3.1.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 (File No. 1-10509).

     4.1.6   --  Certificate of Designations of the Registrant's $6.00
                 Convertible Exchangeable Preferred Stock -- incorporated by reference from Exhibit 3.1.4 to the Registrant's Form 10-Q for the quarter ended June 30, 1993 (File No. 1-10509).

     4.1.7   --  Indenture (including form of Note) for 7% Convertible
                 Subordinated Notes -- incorporated by reference from Exhibit
                 4.3 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-52807).

     4.1.8   --  Fifth Restated Credit Agreement dated as of June 30, 1994 among Registrant, the Banks listed therein and NationsBank of Texas, N.A. as Agent.**

     4.2     --  By-Laws of Registrant -- incorporated by reference from
                 Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.3     --  Form of Indenture, including form of Debenture, with respect to Senior Indebtedness.**

     4.4     --  Form of Indenture, including form of Debenture, with respect to Subordinated Indebtedness.**

     4.5     --  Form of Certificate for Common Stock -- incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.6     --  Form of Warrant Agreement, including form of Warrant
                 Certificate.*

     4.7     --  Form of Certificate of Designations for Preferred Shares.*

     4.8     --  Form of Certificate for Preferred Stock.*

     4.9     --  Form of Deposit Agreement.*

     4.10    --  Form of Depositary Receipt.*

     5.1     --  Opinion of Peter E. Lorenzen, Vice President -- General
                 Counsel of the Registrant, as to legality of the Securities registered hereby.*

    12.1     --  Computation of Ratio of Earnings to Fixed Charges.**

    23.1     --  Consent of Peter E. Lorenzen to use of his opinion filed as
                 Exhibit 5.1 (set forth in his opinion filed as Exhibit 5).

    23.2     --  Consent of Arthur Andersen & Co.**

    23.3     --  Consent of Netherland, Sewell, & Associates, Inc.**

    24.1     --  Powers of attorney (set forth on the signature page hereof).

    25.1     --  Form T-1 Statements of Eligibility and Qualification of
                 Trustees under Trust Indenture Act of 1939 relating to Senior Indenture and Subordinated Indenture.*

    99.1     --  Report of Netherland, Sewell & Associates, Inc. dated February
                 10, 1994 relating to certain of the Registrant's property interests -- incorporated by reference from Exhibit 99.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-10509).

    99.2     --  Report of Netherland, Sewell & Associates, Inc. dated February
                 11, 1994 relating to their audit of reserve estimates -- incorporated by reference from Exhibit 99.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-10509).

_______________________
 * To be filed as an exhibit to Form 8-K in reference to the specific offering of Securities, if any, to which it relates.
 ** Filed herewith.

ITEM 17.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set for the in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                 (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes if securities are to be offered pursuant to competitive bidding (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (e) The undersigned Registrant hereby undertakes to file applications for the purpose of determining the eligibility of the Senior Trustee and the Subordinated Trustee to act under subsection
         (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 29, 1994.

                                                      SNYDER OIL CORPORATION

                                                By:   /s/ John C. Snyder
                                                      John C. Snyder, Chairman

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints John C. Snyder, Thomas J. Edelman, Rodney
L. Waller and Peter E. Lorenzen, and each of them, any one of whom may act without the joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.


/s/ John C. Snyder                Director and Chairman of the Board
- -------------------------------   (Principal Executive Officer of Registrant)                  July 29, 1994
John C. Snyder


/s/ Thomas J. Edelman             Director and President
- -----------------------------     (Principal Executive Officer of Registrant)                  July 29, 1994
Thomas J. Edelman


/s/ John A. Fanning               Director and Executive Vice President                        July 29, 1994
- -------------------------------
John A. Fanning


/s/ Roger W. Brittain             Director                                                     July 29, 1994
- -------------------------------
Roger W. Brittain


/s/ John A. Hill                  Director                                                     July 29, 1994
- --------------------------------
John A. Hill


/s/ B. J. Kellenberger            Director                                                     July 29, 1994
- -------------------------------
B. J. Kellenberger


/s/ John H. Lichtblau             Director                                                     July 29, 1994
- -------------------------------
John H. Lichtblau


/s/ James E. McCormick            Director                                                     July 29, 1994
- ----------------------------
James E. McCormick


/s/ Alfred M. Micallef            Director                                                     July 29, 1994
- -------------------------------
Alfred M. Micallef


/s/ James H. Shonsey              Vice President and Controller                                July 29, 1994
- ------------------------------    (Principal Accounting Officer)
James H. Shonsey

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        ________________________________



                                    Exhibits



                                       to



                                    FORM S-3





                             REGISTRATION STATEMENT


                                   Under the


                             SECURITIES ACT OF 1933


                        ________________________________



                             SNYDER OIL CORPORATION



                                    Volume I

================================================================================

                                EXHIBIT INDEX

   EXHIBIT
   NUMBER                        DESCRIPTION
   -------       ------------------------------------------------------------

     1.1     --  Form of Underwriting Agreement (for equity securities).*

     1.2     --  Form of Underwriting Agreement (for debt securities).*

     4.1.1   --  Certificate of Incorporation of Registrant -- incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.1.2   --  Certificate of Amendment to Certificate of Incorporation of
                 Registrant filed February 9, 1990 -- incorporated by reference from Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.1.3   --  Certificate of Amendment to Certificate of Incorporation of
                 Registrant filed May 22, 1991 -- incorporated by reference from Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (Registration No 33-43106).

     4.1.4   --  Certificate of Amendment to Certificate of Incorporation of
                 Registrant filed May 24, 1993 -- incorporated by reference from Exhibit 3.1.5 to the Registrant's Form 10-Q for the quarter ended June 30, 1993 (File No. 1-10509).

     4.1.5   --  Certificate of Designations, Powers, Preferences and Rights of
                 the Registrant's $4.00 Convertible Exchangeable Preferred Stock -- incorporated by reference from Exhibit 3.1.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 (File No. 1-10509).

     4.1.6   --  Certificate of Designations of the Registrant's $6.00
                 Convertible Exchangeable Preferred Stock -- incorporated by reference from Exhibit 3.1.4 to the Registrant's Form 10-Q for the quarter ended June 30, 1993 (File No. 1-10509).

     4.1.7   --  Indenture (including form of Note) for 7% Convertible
                 Subordinated Notes -- incorporated by reference from Exhibit
                 4.3 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-52807).

     4.1.8   --  Fifth Restated Credit Agreement dated as of June 30, 1994 among Registrant, the Banks listed therein and NationsBank of Texas, N.A. as Agent.**

     4.2     --  By-Laws of Registrant -- incorporated by reference from
                 Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.3     --  Form of Indenture, including form of Debenture, with respect to Senior Indebtedness.**

     4.4     --  Form of Indenture, including form of Debenture, with respect to Subordinated Indebtedness.**

                                EXHIBIT INDEX
                                 (Continued)


   EXHIBIT
   NUMBER                       DESCRIPTION
   -------       -----------------------------------------------------------
     4.5     --  Form of Certificate for Common Stock -- incorporated by reference from Exhibit 4.1 to the Registrant's Registration
                 Statement on Form S-4 (Registration No. 33-33455).

     4.6     --  Form of Warrant Agreement, including form of Warrant
                 Certificate.*

     4.7     --  Form of Certificate of Designations for Preferred Shares.*

     4.8     --  Form of Certificate for Preferred Stock.*

     4.9     --  Form of Deposit Agreement.*

     4.10    --  Form of Depositary Receipt.*

     5.1     --  Opinion of Peter E. Lorenzen, Vice President -- General
                 Counsel of the Registrant, as to legality of the Securities registered hereby.*

    12.1     --  Computation of Ratio of Earnings to Fixed Charges.**

    23.1     --  Consent of Peter E. Lorenzen to use of his opinion filed as
                 Exhibit 5.1 (set forth in his opinion filed as Exhibit 5).

    23.2     --  Consent of Arthur Andersen & Co.**

    23.3     --  Consent of Netherland, Sewell, & Associates, Inc.**

    24.1     --  Powers of attorney (set forth on the signature page hereof).

    25.1     --  Form T-1 Statements of Eligibility and Qualification of
                 Trustees under Trust Indenture Act of 1939 relating to Senior Indenture and Subordinated Indenture.*

    99.1     --  Report of Netherland, Sewell & Associates, Inc. dated February
                 10, 1994 relating to certain of the Registrant's property interests -- incorporated by reference from Exhibit 99.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-10509).

    99.2     --  Report of Netherland, Sewell & Associates, Inc. dated February
                 11, 1994 relating to their audit of reserve estimates -- incorporated by reference from Exhibit 99.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-10509).

_______________________
 * To be filed as an exhibit to Form 8-K in reference to the specific offering of Securities, if any, to which it relates.
 ** Filed herewith.